EXHIBIT 10.35


                                    SUBLEASE


           THIS SUBLEASE (this "Sublease") is made as of September 28, 2004 by and between NEC AMERICA INC., a New York corporation ("Sublandlord"), and SteelCloud, Inc. a Virginia corporation ("Subtenant").

                                 R E C I T A L S

           A. LEXINGTON HERNDON L.L.C. a Virginia limited liability company, as Landlord ("Master Landlord"), and Sublandlord, as Tenant, are parties to a certain Lease Agreement dated as of August 13, 1999 (the "Master Lease"), a copy of which is attached hereto as Exhibit A.

           B. Pursuant to the terms of the Master Lease, Master Landlord presently leases to Sublandlord, among other land and improvements, a certain building ("Building") commonly referred to as 14040 Park Center Road, Herndon, VA consisting of approximately 102,496 square feet (as more particularly described in the Master Lease, the "Premises"). (Initially capitalized terms not otherwise defined in this Sublease shall have the meanings attributed to such terms in the Master Lease; and unless otherwise expressly provided herein all Article and Section references in this Sublease shall refer to the respective provisions of the Master Lease ((notwithstanding any references to "Subparagraph" contained in the Master Lease)) and all Paragraph references in this Sublease shall refer to the respective provisions of this Sublease.)

           C. Sublandlord now desires to sublease to Subtenant, and Subtenant now desires to sublease from Sublandlord, a portion of the entire Premises described as follows: approximately 19,380 rentable square feet on the second floor of the Premises known as suite 210 (hereinafter referred to as the "Sublease Premises"), on the terms and conditions contained herein, as specified in the floorplan attached herein as Exhibit "D". Sublandlord shall represent and warrant that the space was measured in accordance with the ANSI/ BOMA z65.1-1996 method of measurement. Prior to the occupancy of the Subleased Premises, Sublandlord shall cause the Sublease Premises to be remeasured in accordance with the above referenced BOMA standards. This Sublease agreement shall be amended to reflect the correct rentable square feet.


              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.         Sublease.

           (a) Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, together with all appurtenances thereto as provided in the Master Lease, on the terms and conditions contained in this Sublease. Subtenant's sublease of the Sublease Premises is subject to the Master Lease as provided further in this Sublease.

           (b) Sublandlord has executed another sublease agreement for the 3rd floor of the Building in which the Premises are located. Sublandlord's subtenant has been given a Right of First Offer for the remaining portion of the 2nd floor. Sublandlord shall grant Subtenant (SteelCloud) a Second Right of Offer after Sublandlord has complied with its other Subtenants Right of First Offer. Subtenant shall be granted a Right of First Offer, after any NEC related company, (a NEC related company or division shall be defined in accordance with the definitions contained in Section "11." Assignment and Subletting of the Master Lease Agreement) for any office space that becomes available on the first floor subject to terms and conditions herein. In the event Sublandlord is willing to sublease a portion of the First Floor of the building in which the Premises are located, Sublandlord shall notify Subtenant of its willingness to sublease the First Floor. Sublandlord shall indicate in writing the business terms including the rent (which rental amount shall be consistent with market rental rates) Sublandlord is willing to accept for Available Sublease space on the First floor. Subtenant shall have five (5) days after receipt of Sublandlord's written notice to indicate in writing its agreement to sublease the available first floor space under the terms and conditions contained in Sublandlords notification. In the event Subtenant rejects Sublandlord's offer on the available space or fails to respond within the five (5) day period, Sublandlord may then market the available space to any third parties without further delay.

2.         Term

           The term of this Sublease (as the same may be modified pursuant to this Paragraph 2 "Sublease Term") shall commence as of December 1, 2004 ("Sublease Commencement Date") or earlier provided Sublandlord has demised the premises and Subtenant has substantially completed its improvements and this Sublease Agreement shall expire on August 12, 2009 (the "Outside Termination Date"), unless sooner terminated in accordance with the provisions hereof or the provisions of the Master Lease. In the event Sublandlord is unable to demise Sublandlord's premises prior to December 1, 2004 Sublandlord shall promptly notify Subtenant in writing of its anticipated delay in commencement. In the event Sublandlord is unable to deliver the Subleased Premises on or before December 1, 2004 Sublandlord shall grant a rental abatement for each day delivery is delayed. If Sublandlord delays in delivery of the possession up to fifteen days the rental abatement shall be equivalent to one day of rental abatement for each day Sublandlord delays in the delivery of the Subleased Premises to Subtenant. If Sublandlord delays in delivery of the possession by greater than fifteen days the rental abatement shall be equivalent to two days of rental abatement for each day Sublandlord delays in the delivery of the Subleased Premises to Subtenant. In the event Sublandlord is unable to deliver the premises by December 31, 2004 Subtenant shall have the option to cancel this agreement. Sublandlord and Subtenant shall execute a Letter of Confirmation to be attached to the Sublease confirming the Sublease Commencement Date within 72 hours of Subtenant's occupancy of the Premises. Subtenant shall provide evidence of insurance coverage satisfactory to Sublandlord prior to accessing the Premises for its tenant improvement work, and shall not occupy the Premises until all construction work is completed and Sublandlord and Landlord grant permission.



3.         Condition of Sublease Premises; Early Entry; Early Occupancy.

           (a) In entering into this Sublease, Subtenant has not relied upon or been induced by any statements or representations of any persons with respect to the physical condition of the Sublease Premises or with respect to any other matter affecting the Sublease Premises that might be pertinent in considering the leasing of the Sublease Premises or the execution of this Sublease. Subtenant has, on the contrary, relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or have made on its behalf. Subtenant acknowledges that it has been afforded the opportunity for full and complete investigations, examinations and inspections. Upon taking possession of the Sublease Premises, Subtenant shall be deemed to have accepted the Sublease Premises in an "as-is" condition. Sublandlord shall demise the Subleased Premises in accordance with the schedule of improvements as outlined in Exhibit "D" attached hereto.

           (b) Following the execution of this Sublease by all parties, including Master Landlord's consent thereto as required by the Master Lease, and Sublandlord's vacating the Subleased Premises, Subtenant may enter upon the Sublease Premises prior to the Sublease Commencement Date for purposes of installing fixtures, equipment and any subtenant alterations (as defined in Construction and Move Rules & Regulations attached hereto as Exhibit C) provided Subtenant is in complete compliance with its insurance obligations as detailed in
           Section 6 of this Sublease and provided Subtenant first obtains Sublandlord's prior written approval for such entry, which approval shall not be unreasonably withheld conditioned or delayed. Subtenant shall be entitled to receive an allowance of five $5.00 per square foot equal to a total of $96,900. Subtenants Improvement allowance shall be calculated by multiplying the Subtenants Rentable Square Footage by five Dollars ($5.00). In the event Subtenants square footage is modified prior to Subtenants occupancy, Subtenants allowance shall be modified in accordance with the above calculations. Subtenants finish-out allowance shall be utilized for Subtenant's Alterations within the Subleased Premises for architectural and engineering drawings, permit fees, demolition of existing improvements, painting, carpeting and other construction needed to build out the space for the Subtenant to conduct its' business. Upon receipt of invoices and lien waivers from Subtenant for the Subtenant Alterations, Sublandlord shall pay within thirty
           (30) days all invoices. Sublandlord and Landlord shall have the right to approve Subtenants architect, Sublandord's approval shall not be unreasonably withheld. Furthermore, Subtenant shall have the right to select a contractor to construct the improvements to the Premises in accordance with building rules and regulations and provisions contained in this agreement. Sublandlord and Landlord shall have the right to approve Subtenants contractor in accordance with commercially reasonable standards which approval shall not be unreasonably withheld. Upon completion of construction Subtenant shall submit copies of all invoices and lien waivers in order to receive its reimbursement. Subtenant shall submit requests for reimbursements of improvements on a monthly basis. Such Subtenant requests shall be submitted on approved AIA payment request forms approved by Subtenants architect. Provided Subtenant has submitted its request for payment in accordance with this provision, Sublandlord shall reimburse Subtenant within thirty (30) days after the receipt of Subtenants approved progress payment request. In no event shall Sublandlord make final payment until all lein wavers have been received and an architect has certified the completion of the project. Subtenant's entry upon the Sublease Premises shall be at Subtenant's sole risk and subject to all of the terms and conditions of this Sublease, except for the payment of Subtenant's Rent (as defined in Paragraph 4(a)) which shall commence on the date set forth in Paragraph 4(a). Sublandlord shall have the right to impose such additional conditions on Subtenant's early entry as Sublandlord deems appropriate as delineated in the Construction Rules and Regulations attached to this sublease as Exhibit "C".

           (c) Excess Improvements - In the event Subtenants finish-out expenses exceed $96,900, Sublandlord shall grant unto Subtenant the right to amortize up to $10.00 per square foot in additional Tenant Improvement Allowance which is equivalent to $190,380. Subtenants Excess Improvement allowance shall be calculated by multiplying the Subtenants Rentable Square Footage by ten dollars ($10.00). In the event Subtenants square footage is modified prior to Subtenants occupancy, Subtenants excess allowance shall be modified in accordance with the above calculations. Upon receipt of invoices and lien waivers from Subtenant for the additional improvement allowance Sublandlord shall establish an amortization schedule to be attached to this agreement identifying the exact payments of Subtenant. Such costs shall be amortized over the remaining term of this agreement at six percent (6%) per annum. Such allowance is to be utilized for Subtenant's improvements within the Subleased Premises such as architectural and engineering drawings, permit fees, demolition of existing improvements, painting, carpeting and other construction needed to build out the space for the Subtenant to conduct its' business. After Sublandlord has received from Subtenant valid copies of receipts of invoices paid by Subtenant for Subtenants work and lien waivers from Subtenants contractors such reimbursement shall be provided by Sublandlord in accordance with the above referenced allowance. Subtenant and its contractors and employees must abide by Sublandlords rules and regulation and must supply Sublandlord with proof of insurance in amounts contained within this Sublease agreement. After the completion of Subtenants improvements and upon occupancy of the Subleased Premises Sublandlord and Subtenant shall attach an amortization schedule indicating the amount that shall be reimbursed to Sublandlord on a monthly basis. Such amortization schedule shall be affixed and attached to this sublease agreement as Exhibit "E".





4.         Rent.

           (a) Subtenant shall pay to Sublandlord, on or before the Sublease Commencement Date and continuing thereafter monthly on or before the first day of each calendar month throughout the Sublease Term, rental ("Subtenant's Rent") for the Sublease Premises equal to the sum per year of:

                  (i) ("Subtenant's Base Rent")


                  From December 1, 2005 through February 15, 2005 the monthly rental shall be $0.00 per month. From February 16, 2005 through January 31, 2006 annual rental shall be $14.30 per rentable square foot. From February 1, 2006 through January 31, 2007 annual rental shall be $14.66 per rentable square foot.

                  From February 1, 2007 through January 31, 2008 annual rental shall be $15.02 per rentable square foot.

                  From February 1, 2008 through January 31, 2009 annual rental shall be $15.40 per rentable square foot.

                  From February 1, 2009 through August 12, 2009 annual rental shall be $15.78 per rentable square foot.

                  (ii) any reasonable and customary costs or expenses incurred by Sublandlord in the performance of Subtenant's obligations under this Sublease; and

                  (iii) any other amounts, charges, expenses or sums Subtenant is required to pay under this Sublease and any other amounts or charges which will become due and payable to Master Landlord by Sublandlord under the terms of the Master Lease arising out of the Subtenant's occupancy of the Subleased Premises. Subtenant shall remain responsible for Subtenant's Rent and any other amounts or charges which first arise, accrue or are invoiced at any time during or after the expiration of the Sublease Term, whether by Sublandlord or Master Landlord, to the extent they arise or accrue from any liabilities or obligations of Subtenant under the provisions of this Sublease (including any provisions of the Master Lease which are incorporated herein as liabilities or obligations of Subtenant). For purposes of this Sublease, the term "Subtenant's Additional Rent" shall mean that portion of Subtenant's Rent described in clause (ii) above.

           (b) Subtenant's Rent and all other sums or charges due or payable by Subtenant to Sublandlord hereunder shall be due and payable without billing or demand, and without deduction, set-off or counter claim, in lawful money of the United States of America, at Sublandlord's address for notices in Paragraph 10 hereof or to such other person or at such other place as Sublandlord may from time to time designate in writing, and shall be due and payable by Subtenant to Sublandlord on or before one (1) business day prior to the corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord. The failure of Subtenant to make any payments of Subtenant's Rent or any other sums or charges payable by Subtenant within five (5) days of written notice of nonpayment shall subject Subtenant to the obligation to pay to Sublandlord interest and late charges on such amounts in accordance with the applicable provisions of the Master Lease.

           (c) If the Sublease Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Subtenant's Rent for the first and last fractional months of the Sublease Term shall be prorated based upon a thirty (30) day month.

           (d) Sublandlord may at any time or from time to time, by written notice, instruct Subtenant to make any payment of Subtenant's Rent or any other sums or charges falling due under the Master Lease and payable by Subtenant hereunder directly to Master Landlord, in which event Subtenant shall timely make all such payments so instructed directly to Master Landlord (with a copy of the check to be contemporaneously forwarded by Subtenant to Sublandlord at the time of making of each such payment), and in such event Subtenant shall have no responsibility to Sublandlord for the payment of any such amount, and Subtenant shall be solely responsible for any interest or late charges that may be imposed as a result of any failure of Subtenant to have timely and properly made any such payment to Master Landlord. If Sublandlord directs Subtenant to make payments directly to Master Landlord, then Subtenant shall no longer be responsible to the Sublandlord for the payment of any such amount.

           (e) The parties acknowledge and agree that this Sublease is intended to be a full service gross lease with a Base Year of 2005 and as a part of this full service Sublease agreement, Sublandlord at Sublandlord's expense (however Subtenant acknowledges that Sublandlord will annually pass-through to Subtenant increases in operating expenses over a base year amount (the "Base Year"); the Base Year shall be 2005, such that the pass-through billings will be increases in Operating Expenses over a Base Year of Operating Expenses incurred in 2005 and will be calculated in accordance with normal full-service gross leases) shall where applicable provide or cause to provide Subtenant with the following services (Sublandlord Services) electricity in quantities consistent with other class "B" properties, elevator at least one elevator in service 24 hours per day seven days per week unless Sublandlord can not provide as a result of repairs, HVAC service in accordance with the building hours (8:00 a.m. to 6 p.m. Monday through - Friday, and 10:00 a.m. until 2:00 p.m. on Saturday), janitorial services to the building and premises 5 times per week, all repairs and maintenance to the Building and Subleased Premises, Security Services per section 11, and any other normal and customary services associated with a class B properties in Herndon, VA . Sublandlord and Subtenant shall mutually agree upon the logistics / notification and billing processes as they relate to after-hours HVAC billings and logistical processes. Subtenant shall be billed at a rate of $35 per hour for its use of after-hours HVAC. Subtenants Base Year Operating Expenses shall be grossed up to reflect a 95% building occupancy for a twelve-month period. Subtenant shall be responsible for its pro rata share of any increase in Operating Expenses (as defined below) above the Base Year. Subtenant's pro rata share shall mean 18.91% (19,380 rsf / 102,496 rsf); Subtenants percentage share of Operating Expenses shall be calculated by dividing the rentable square footage of the Subleased Premises (numerator) by the rentable square footage of the Building (denominator), and expressing the fraction as a percentage. Tenant shall be responsible for its pro rata share of any increase in Operating Expenses (as defined below) above the Base Year. Notwithstanding the foregoing, Subtenant shall not be responsible for increases in controllable operating expenses in excess of five (5%) percent annually on a non-cumulative basis.

           (f) For purposes of this Sublease, the terms "Common Areas", Outside Areas", "Operating Expenses" and "Outside Areas Expenses" shall have the meanings attributed to them in this Paragraph. "Common Areas" shall mean any areas designated from time to time by Sublandlord for the benefit of, or the use of, all tenants of the Building, including without limitation, entrances and exits, hallways and stairwells, lobbies, cafeteria and lunch room, break rooms, conference facilities, elevators, restrooms, sidewalks, driveways, landscaped areas, outside building signage, lighting and other areas as may be designated by Sublandlord, from time to time, as part of the Common Areas of the Building. The term "Outside Areas" shall mean those outside areas of the Sublease Premises and the outside areas of the Adjacent Building and/or any other buildings now or hereafter leased or occupied by Sublandlord, such as parking areas, sidewalk areas, driveway areas, landscaped areas, signage and lighting, as may be designated by Sublandlord, from time to time, as being for the benefit of, or the use of, occupants of the Building along with occupants of the Adjacent Building and/or any other building(s) within the business park that are leased or occupied by Sublandlord.

           (g) The term "Operating Expenses" shall include but not be limited to, collectively, the amount of (i) any taxes, assessments and other governmental impositions of any kind imposed upon or allocable to the Sublease Premises, the Building, the Common Areas, or any improvements or Subtenant Alterations (as defined below) made thereto or with respect to Subtenant's use thereof and (ii) all costs and expenses paid to or incurred from independent third parties in operating, repairing, replacing and maintaining the Sublease Premises, the Building and the Common Areas in good condition and repair including, without limitation, water, sewer, air-conditioning, electrical and other utility charges; service and other charges incurred in the repair, replacement, operation and maintenance of the elevators or surveillance cameras for the Building; repair costs; license, permit and inspection fees; and supplies, maintenance, repair and replacement of sidewalks, landscaped areas, outside building signage and lighting within the Common Areas. The term "Outside Areas Expenses" means collectively, the amount of (i) any taxes, assessments and other governmental impositions of any kind imposed upon or allocable to the Outside Areas and (ii) any and all costs and expenses paid to or incurred from independent third parties in operating, repairing, replacing and maintaining in good condition and repair the Outside Areas, including without limitation, supplies, maintenance, repair and replacement of the driveways, parking and sidewalk areas, parking garage, landscaped areas, signage and lighting; water, sewer, electrical and other utility charges pertaining to the Outside Areas; any maintenance and repair costs for any surveillance cameras (so long as the surveillance cameras inure to the benefit of Subtenant) for the Outside Areas; and maintenance and repair costs, dues, fees and assessments incurred under any covenants, conditions and restrictions and any owner's association. Subtenant shall have the non-exclusive right, in common with other occupants of the Building and the Adjacent Building, to use the

           Common Areas and the Outside Areas. Subtenant shall comply, and shall cause each Sub-Subtenant (as defined in Paragraph 14(f)) and their respective officers, employees, agents, customers, invitees and licensees to comply, with such rules and regulations as may be adopted from time to time by Sublandlord pertaining to the use of any of the Common Areas or Outside Areas.

           (h) Prior to or at any time after the commencement of each calendar year during the Sublease Term, Sublandlord shall provide Subtenant with notice of Sublandlord's estimate of the amount of Subtenant's Additional Rent which will be payable for such calendar year. Subtenant shall pay to Sublandlord, on a monthly basis as provided in Paragraph 4(a), Subtenant's Additional Rent, in an amount equal to one twelfth (1/12) of the amount of Sublandlord's estimate of the Subtenant's Additional Rent for the relevant calendar year of the Sublease Term. If the cost of any item included in Subtenant's Additional Rent is increased or decreased during a calendar year, Sublandlord may adjust the estimated Subtenant's Additional Rent during such year by giving Subtenant written notice to that effect, and thereafter, Subtenant shall pay to Sublandlord, in each of the remaining months of such year, an amount which reflects the change. Within one hundred twenty (120) days (or as soon thereafter as possible) after the close of each calendar year, Sublandlord shall provide Subtenant with a statement of the amount of such year's actual Subtenant's Additional Rent owed by Subtenant, together with a list of types of expenses and related amounts incorporated in such statement. If the amount set forth in such statement exceeds the amount actually paid by Subtenant for such year, Subtenant shall pay the amount still owing to Sublandlord within thirty (30) days of receipt of such statement, which obligation shall survive the expiration or earlier termination of this Sublease. If the amount set forth in such statement is less than the amount actually paid by Subtenant for such year, Sublandlord shall reimburse the amount to Subtenant within thirty(30) days of issuance of such statement, which obligation shall survive the expiration or earlier termination of this Sublease. At Subtenant's request, Sublandlord shall promptly provide to Subtenant at Sublandlord's office all documentation supporting its determination of Additional Rent, including Base Year Operating Expenses, Operating Expenses and Outside Areas Expenses, and Subtenant shall have a right to audit same at its expense within sixty days after receiving the statement. Should the audit find a discrepancy in excess of five percent (5%) in favor of Sublandlord, the reasonable cost of the audit shall be born by Sublandlord, not to exceed one thousand dollars ($1,000). Furthermore, Sublandlord shall promptly refund or credit to Subtenant's Rent, at Sublandlord choice, for any erroneous charges which Subtenant has actually paid to Sublandlord in accordance with the audit.

5.         Incorporation of Master Lease.

           (a) This Sublease is subject to all of the terms and conditions of the Master Lease, all of which are hereby incorporated by reference. Except as provided in Paragraph 5(e) below, all references in the Master Lease to "Landlord" and "Tenant" shall, for purposes of incorporation thereof into this Sublease, mean and refer to Sublandlord and Subtenant, respectively. Subtenant hereby agrees to be bound by the terms of the Master Lease and hereby assumes and agrees to pay, perform and observe for the benefit of Master Landlord and Sublandlord, each and all of the liabilities, obligations, covenants, conditions and restrictions to be paid, performed or observed by Sublandlord, as Tenant, under the Master Lease, except to the extent inconsistent with this Sublease or if any of the same are herein expressly acknowledged not to constitute an obligation of Subtenant. Without limiting the foregoing, Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term, covenant or condition of the Master Lease.

           (b) Notwithstanding the foregoing, whenever any provision of the Master Lease incorporated herein specifies a time period in connection with the payment or performance of any liability or obligation by Subtenant hereunder, or any notice period or other time condition to the exercise of any right or remedy by Sublandlord hereunder, such time period shall be shortened in each instance by one (1) business days for the purpose of incorporation into this Sublease. Any default notice or other notice of any obligation (including any billing or invoice for any Subtenant's Rent or any other expense or charge falling due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord to Subtenant) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord. If Subtenant shall fail to pay any installment of Subtenant's Rent or any other expense or charge when due hereunder or shall breach or default in the observance or performance of any conditions or covenants to be observed or performed by Subtenant hereunder (including under any of the applicable provisions of the Master Lease incorporated herein), then Sublandlord shall have and may exercise all rights and remedies against Subtenant as provided to Master Landlord in the event of default by Sublandlord as set forth in the Master Lease .

           (c) This Sublease is and shall be at all times subject and subordinate to the Master Lease, including all rights of Master Landlord thereunder. Without limiting the generality of the foregoing, in the event of termination of Sublandlord's interest under the Master Lease for any reason (including, without limitation, upon the occurrence of any casualty or condemnation pertaining to the

           Sublease Premises), this Sublease shall terminate coincidentally therewith without any liability of Sublandlord to Subtenant. Notwithstanding the foregoing, Sublandlord shall agree that it will not voluntarily terminate this Master Lease for any reason unless termination can be accomplished without increasing Subtenant's liabilities under the Sublease or adversely effecting its business operations.

           (d) In the event of conflict between any provision of the Master Lease which is incorporated herein as described above in this Paragraph 5 and any provision of this Sublease, the later shall control. In determining whether to grant or withhold any consent or approval hereunder, Sublandlord may expressly condition the same upon the consent or approval of Master Landlord, as applicable.

           (e) The following provisions of the Master Lease are hereby acknowledged by Sublandlord and Subtenant not to be incorporated by reference into this Sublease:

                  Section 2-Term.

                  Section  - Brokers

                  Section - Maintenance & Repair

                  Section - Alterations

                  Section 3-Rent and Security Deposit

                  Section 18-Renewal Options

           (f) Sublandlord and Subtenant agree that Sublandlord shall not be responsible or liable to Subtenant for the performance or nonperformance of any obligations of Master Landlord under the Master Lease, except for those obligations specifically set forth in this Sublease Agreement and in furtherance thereof agree as follows:

                  (i) Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be required to (A) provide or perform any insurance and services or any alterations, improvements, improvement allowances or other construction obligations as to the Sublease Premises that Master Landlord may have agreed to provide or perform pursuant to the Master Lease or as required by law, (B) provide any utilities (including electricity) to the Sublease Premises or the Premises that Master Landlord may have agreed to furnish pursuant to any provision of the Master Lease (or as required by law), except that Sublandlord shall endeavor to have electricity provided; (C) - perform any maintenance or make any of the repairs to the Sublease Premises or the Premises that Master Landlord may have agreed to perform or make (or as required by law), (D) comply with any laws or requirements of governmental authorities regarding the maintenance or operation of the Sublease Premises or the Premises, (E) take any other action relating to the operation, maintenance, repair, alteration or servicing of the Sublease Premises or the Premises that Master Landlord may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease, or (F) provide Subtenant with any rebate, credit, allowance or other concession required of Master Landlord pursuant to the Master Lease except to pass through to Subtenant any such rebate, credit, allowance or concession that may in fact be granted by the Master Landlord, with respect to the Sublease Premises during the term of this Sublease. Furthermore, notwithstanding any of the foregoing, Sublandlord shall be responsible to pass through to Subtenant any and all of the foregoing items provided or services performed for Sublandlord by Master Landlord, and shall permit Subtenant to enforce Sublandlord's rights as it relates to the Subleased Premises thereto under the Master Lease.

                  (ii) Sublandlord agrees, upon request of Subtenant, to use commercially reasonable efforts, at Subtenant's sole cost and expense, to cause Master Landlord to provide, furnish, or comply with any of Master Landlord's obligations under the Master Lease (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which, in Sublandlord's reasonable judgment, might give rise to a default by Sublandlord under the Master Lease). If Master Landlord shall default in the performance of any of its obligations under the Master Lease or at law, Sublandlord shall, upon request and at the expense of Subtenant, cooperate with Subtenant in the prosecution of any action or proceeding which Sublandlord, in its reasonable judgment, deems meritorious, in order to have Master Landlord (A) make such repairs, furnish such electricity, provide such services or comply with any other obligation of Master Landlord under the Master Lease or as required by law, and/or (B) compensate Subtenant for any earlier default by Master Landlord in the payment or performance of its liabilities and obligations under the Master Lease during the Sublease Term. Furthermore, Sublandlord shall cause to be provided to Subtenant services which are usual and customary for a Class "B" property in the Herndon, VA office market. Sublandlord has obtained the services of a qualified property management company to provide these usual and customary services. Sublandlord shall cause the premises to be properly maintained and the expenses to maintain the premises shall be contained within the Operating Expenses. However, Subtenant shall be responsible for its own expenses relating to the negligence or misconduct of its employees, visitors, guests, contractors or invitees.

                  (iii) The indemnity obligation of Subtenant as set forth in Paragraph 8(b) shall apply to any claims of Master Landlord arising from or in connection with any such request, action or proceeding referred to in clause (ii) above.

                  (iv) Subtenant shall not make any claim against Sublandlord for any damage which may arise by reason of: (i) the failure of Master Landlord to keep, observe or perform any of its obligations under the Master Lease; or (ii) the acts or omissions of Master Landlord or its agents, contractors, employees, invitees or licensees.

                  (v) Subtenant agrees that any waiver of liability, waiver of subrogation rights, or indemnification provisions in the Master Lease which are incorporated herein as waivers or obligations of Subtenant, shall be deemed expanded so as to provide for Subtenant to make such waivers and provide such indemnities not only in favor of Sublandlord, but also in favor of Master Landlord, and the respective affiliated employees, agents and the like as enumerated in such provisions of both Sublandlord and Master Landlord.



6.         Insurance.

           (a) Subtenant shall comply in all respects with the provisions of
           Section 7 of the Master Lease with regard to the maintenance of insurance, except for the specific limits and requirements set forth below. Any insurance required to be maintained by Subtenant hereunder shall name, as additional insureds, Master Landlord, Sublandlord and any other parties required to be named under the terms of the Master Lease, and a policy or certificate thereof shall be provided to Sublandlord not later than ten business days prior to the commencement of the term of this Sublease. Except for the property insurance to be carried by Sublandlord or Master Landlord hereunder, the maintenance of insurance coverage with respect to the Sublease Premises and any property of Subtenant shall be the sole obligation of Subtenant. All insurance required to be maintained by Subtenant shall provide for thirty (30) days prior written notice to Sublandlord and Master Landlord in the event of any termination or reduction in coverage of such insurance.


           (b) If due to Subtenant's particular use of the Premises the Sublandlord's insurance rates are increased, Subtenant shall pay the increase.

           (c) Property Insurance. Subtenant shall keep its personal property and trade fixtures in the Premises and Building insured against damage and destruction by fire, vandalism, and other perils so called "All Risks" perils. The "All Risks" perils shall also include the perils of Earth Movement, Flood, and Boiler and Machinery. The amount of the insurance shall be in an amount to cover one hundred (100) percent of the replacement value of the property and fixtures, as that value may exist from time to time. Subtenant shall maintain Commercial General Liability insurance for damages because of bodily injury to or personal injury to or death of any person(s) or property damage occurring in or about the Building and Premises in the following minimum amounts: two million ($2,000,000.00) dollars each occurrence; five million ($5,000,000.00) dollars general aggregate. Each party waives any right of recovery against the other party and releases all claims arising in any manner in its (Injured Party's) favor and against the other party for any loss or damage to the Injured Party's property (real or personal) located within or constituting a part of or all of the Building. The parties further agree to have their respective insurers waive any rights of subrogation that such insurers may have against the other party. The waiver and release also apply to each party's directors, officers, employees, shareholders, and agents. The waiver and release do not apply to claims caused by a party's willful misconduct.

           (d) Insurance policies required by this Sublease shall:

                  (i) be issued by insurance companies licensed to do business in the state of Virginia with general policyholder's ratings of at least A and a financial rating of at least XI in the most current Best's Insurance Reports available on the date the party obtains or renews the insurance policies. If the Best's ratings are changed or discontinued, the parties shall agree to an equivalent method of rating insurance companies.

                  (ii) be primary policies--not as contributing with, or in excess of, the coverage that any other party may carry;

                  (iii) be permitted to be carried through a "blanket policy" or "umbrella" coverage; (iv) have deductibles not greater than $10,000.

                  (v) be written on an "occurrence" basis; and

                  (vi) be maintained during the entire Term and any extension Terms.


7.         Holdover; Surrender.

           (a) Under no circumstances shall Subtenant be permitted to holdover following the end of the term of this Sublease. Subtenant acknowledges that Sublandlord may be considered to be in breach of the Master Lease in the event that Subtenant shall not have vacated the Sublease Premises, in the manner required by the Master Lease and this Sublease, on or before the end of the term of this Sublease. Accordingly, if Subtenant has not fully surrendered possession of the Sublease Premises in the manner required by the Master Lease or this Sublease on or before termination of this Sublease, all of the terms, covenants and agreements hereof shall continue to bind Subtenant to the extent applicable, except that (a) the monthly Subtenant's Rent shall be equal to one-hundred fifty percent (150%) of the entire rent and all other sums payable by Sublandlord under the Master Lease during such holdover period, and (b) Subtenant shall indemnify, defend and hold Sublandlord and all Other Indemnified Parties (as defined in Paragraph 8(b)) harmless from and against any and all Losses (as defined in Paragraph 8(b)), consequential or otherwise, resulting from Subtenant's failure to surrender possession including, without limitation, any Losses incurred by Sublandlord or asserted by Master Landlord or any successor tenant of all or any portion of the Premises against Sublandlord.

           (b) Upon the expiration or earlier termination of the Sublease Term, Subtenant shall surrender to Sublandlord, Sublease Premises, in its condition existing as of the date of this Sublease, normal wear and tear excepted in broom clean condition, Subtenant shall also comply with any surrender obligations set forth in the Master Lease as it relates to the Subleased Premises. Subtenant may be required, prior to the expiration or termination of the Sublease Term, to remove from the Sublease Premises all of its Subtenant Alterations by Master Landlord as per Section 12 (a). Subtenant shall remove all of its personal property and repair any damage and perform any restoration work caused or necessitated by any such removal provided, however, that Sublandlord may, by written notice to Subtenant given at least thirty (30) prior to the scheduled expiration of the Sublease Term, in its sole and absolute discretion, require that some or all of any Subtenant alterations, be left as part of the Sublease Premises, rather than be removed as required above. If Subtenant fails to remove such Subtenant Alterations and Subtenant's personal property, and such failure continues after the termination of this Sublease, Sublandlord may retain such property and all rights of Subtenant with respect to this Sublease shall cease, or Sublandlord may place all or any portion of such property in public storage for Subtenant's account. Subtenant shall be liable to Sublandlord for costs of removal of any such Subtenant Alterations and Subtenant's personal property and storage and transportation costs of same, and the cost of repairing and restoring the Sublease Premises, together with interest at the rate of 10% from the date of expenditure by Sublandlord until paid.

8.         Waiver and Indemnification.

           (a) Sublandlord shall not be liable or responsible in any way for, and Subtenant, on behalf of itself, and its officers, employees, agents, customers, invitees and licensees, affiliates, successors and assigns, hereby waives all claims against Sublandlord with respect to or arising out of, (i) any death, illness or injury of any nature whatsoever that may be suffered or sustained by Subtenant or its officers, employees, agents, customers, invitees and licensees, from any causes whatsoever, or (ii) any loss or damage or injury to any property in, on or about the Sublease Premises belonging to Subtenant, its respective officers, employees, agents, customers, invitees and licensees, except to the extent such injury or damage is caused solely by the gross negligence or willful misconduct of, or breach of this Sublease by, Sublandlord.

           (b) Subtenant shall defend, indemnify and hold Sublandlord, Master Landlord and their respective shareholders, directors, officers, employees, agents, affiliates, successors and assigns (collectively, the "Indemnified Parties"), harmless from and against any and all losses, damages, claims, liabilities, expenses, costs, suits, causes of actions, judgments, obligations and all reasonable expenses incurred in investigating or resisting the same (including without limitation, reasonable attorneys' fees and costs) (collectively, "Losses") relating to, arising out of, from, or in connection with
           (i) Subtenant's or its respective officers', employees', agents', customers', invitees', or licensees', use or occupancy of the Sublease Premises, or the Common Areas or the Outside Areas (including, but not limited to, any damage to any property or injury, illness or death of any person occurring in, on, or about the Sublease Premises, or any part thereof, arising at any time and from any cause whatsoever) or (ii) any breach or default by Subtenant under this Sublease, including the failure of Subtenant to pay, perform, observe or comply with any liability, obligation, covenant, condition or restriction imposed on Sublandlord under the Master Lease which has been incorporated herein as a liability, obligation, covenant, condition or restriction required to be paid, performed or observed by Subtenant hereunder (including, but not limited to any liability to, or indemnity obligation in favor of, Master Landlord either under the Master Lease or at law or in equity).

           The provisions of this Paragraph 8 shall survive the expiration or any termination of this Sublease.

9.         Hazardous Materials.

           Without limiting Subtenant's obligation to comply with, the provisions of Section 25(v) of the Master Lease, Subtenant shall not permit any of its respective employees, agents, customers, licensees, invitees or guests, or any other person to, manage, handle, store or use in any way in, on or about the Sublease Premises any Hazardous Materials of any kind whatsoever (excluding de minimis amounts of ordinary office supplies).

10.        Notices.

           (a) Subtenant hereby designates the party set forth below as the sole representative of Subtenant authorized to give and receive all notices and other communications on behalf of Subtenant under this Sublease. All notices, demands, statements and other communications that may or are required to be given by either party to the other hereunder shall be in writing and shall be (a) personally delivered to the address or addressee provided herein provided below, or (b) sent by first class United States mail, postage prepaid, or (c) delivered by a reputable messenger or overnight courier service and, in any case, addressed as follows:

             If to Sublandlord:             NEC America Inc.
                                            6555 N. State Highway 161
                                            Irving, Texas 75039
                                            Attention:  Director of Real Estate

             With copies to:
                                            NEC USA, Inc.
                                            8 Corporate Center Drive
                                            Melville, New York 11747
                                            Attn.:  Legal Division

                                            NEC America, Inc.
                                            14040 Park Center Road
                                            Herndon, VA 20190
                                            Attention:  Director of Human
                                            Resources and Administration

             If to Subtenant                SteelCloud, Inc.
                                            At the Sublease Premises
                                            Attention:  Vice President - Finance

             With a copy to:                Edward J. Tolchin
                                            Fettmann, Tolchin & Majors, P.C.
                                            10509 Judicial Drive, Suite 300
                                            Fairfax, VA 22030

             Prior to the Sublease Commencement Date :
                                            SteelCloud, Inc
                                            1302 Squire Court
                                            Dulles, VA 20155
                                            Attention: Vice President - Finance

             With a copy to:                Edward J. Tolchin
                                            Fettmann, Tolchin & Majors, P.C.
                                            10509 Judicial Drive, Suite 300
                                            Fairfax, VA 22030

           (b) The failure of Sublandlord to exercise any of its rights is not a waiver of those rights. Sublandlord waives only those rights specified in writing and signed by Sublandlord.

           (c) From and after the Sublease Commencement Date, any notice, demand or other communications hereunder shall be delivered to Subtenant at the Sublease Premises in accordance with this Paragraph 10. Notices shall be deemed to have been fully given upon actual delivery thereof to the address or addressee provided above or, if delivery thereof is refused, then upon such refusal to accept delivery (provided that there is reasonable evidence of such refusal). Either party shall have the right upon ten (10) days prior notice to the other to change its address for notice as provided above.

11.        Security Services.

           (a) Subtenant shall be required to use Sublandlord's security access system for the Common Areas. If Subtenant desires security services for its specific suites on the Premises, Subtenant must request such services, and if available, such services will be provided at Subtenant's expense.

           (b) Sublandlord shall, upon receipt of a list of Subtenant's employees to be located in the Sublease Premises, provide Subtenant with a reasonable number of security/identification badges (which may be coded to reflect the respective employee issued such card) sufficient for the use by such identified employees of Subtenant, subject to limitations: (a) Subtenant shall promptly notify Sublandlord of any termination of employment of any of such employees so that their security/identification badge can be coded to no longer afford such employee access to the Building (b) Subtenant shall be responsible for returning all such security/identification badges to Sublandlord upon the expiration of the Sublease Term or earlier termination of this Sublease; (c) Subtenant shall pay to Sublandlord its reasonably estimated cost of (i) purchasing the security cards and identification badges, (ii) replacing any lost or unreturned security/identification badges and (iii) programming any computers as to the employees and access to be afforded to the employees of Subtenant by such security/identification cards.

           (c) Subtenant shall cooperate fully with Sublandlord to coordinate all necessary steps to fulfill the goals of the Security Services described herein, including making its employees available for identification photos and the like.

           (d) Sublandlord may decide, but is not obligated, to have an after-hours security guard or security service patrol the Outside Areas and the reasonably allocable cost of any such security guard or security service shall be included as part of Subtenant's Additional Rent payable by Subtenant hereunder so long as Subtenant benefits from services of the security guard or security services. Notwithstanding anything to the contrary set forth herein, Sublandlord shall have no liability to Subtenant in the event of the failure of any security system, security guard or security services either to work as contemplated or to avoid any improper or unlawful entry or improper or unlawful acts of any current or former employees of Subtenant, or Sublandlord or of any third party. Subtenant and its respective officers, employees, agents, customers, invitees and licensees shall at all times comply with Sublandlord's security procedures set forth in the Master Lease, Building Rules and Regulations and Safety and Security Guidelines Rules and Regulations attached hereto as Exhibit "B", as the same may be revised from time to time, including any revisions required upon Sublandlord's and Subtenant's agreement regarding the Security Services to be provided by Sublandlord hereunder.

           (e) Subtenant shall have access to its premises 24 hours per day, 7 days per week, 52 weeks per year. However, Sublandlord shall have a right to instigate or cause to be instigated rules and regulations regarding after hours access to the building and the premises. Sublandlord shall not be held liable for Subtenants inaccessibility in the event of riots, strikes, acts of war or terrorism or any other matters outside of the reasonable control of Sublandlord.

12.        ALTERATIONS.

           Subtenant shall not make any alterations, improvements or additions (collectively, "Subtenant Alterations") in or to the Sublease Premises without the prior written consent of Sublandlord and Master Landlord. All Subtenant Alterations shall be subject to the terms and conditions of the Master Lease, including without limitation, the obligation to remove such Subtenant Alterations at the end of the Sublease Term and restore the Sublease Premises to its original condition if so required by Master Landlord. All Subtenant Alterations shall be performed by a contractor approved by Sublandlord, such approval not to be unreasonably withheld. Upon completion of Subtenants space plans, for Subtenants initial improvements to the Subleased premises, Subtenant shall submit it's plans and construction documents to Sublandlord for Sublandlords approval, which shall not be unreasonably withheld. Subtenants space plan documents shall be initialed by Subtenant and once approved by Sublandlord affixed to this Sublease agreement as Exhibit "F". Promptly upon completion of any Subtenant Alteration, Subtenant shall deliver to Sublandlord, a complete set of all "as-built" plans and specifications (in CADD format) with respect to any such Subtenant Alterations.

13.        Brokers

           Subtenant warrants that ACP Mid-Atlantic LLC is the only broker it dealt with on this Lease. Subtenant shall defend, hold harmless, and indemnify the Sublandlord from any claims or liability arising from the breach of this warranty. Sublandlord shall pay a commission to ACP Mid-Atlantic, LLC in accordance with a separate subleasing commission agreement.

14.        Miscellaneous.

           (a) This Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

           (b) This Sublease cannot be changed or terminated orally. All understandings and agreements heretofore made between the parties are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.

           (c) Each and every indemnification obligation set forth in this Sublease, or incorporated into this Sublease from the Master Lease, shall survive the expiration or earlier termination of the term of this Sublease.

           (d) If, for any reason, any suit be initiated to enforce any provision of this Sublease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys' fees, as fixed by the court.

           (e) This Sublease shall not become effective unless and until Sublandlord and Subtenant have executed and delivered the same, and Master Landlord has executed and delivered a consent to this Sublease in form reasonably acceptable to Sublandlord and Subtenant, or shall otherwise have been deemed to have granted its consent to this Sublease pursuant to the provisions of the Master Lease. By delivering this Sublease, each party hereby represents and warrants to the other that such execution and delivery has been duly authorized by all necessary corporate action and that the person(s) executing same have been duly authorized to do so.

           (f) Subject to the restrictions on assignment set forth in this Sublease which incorporates section 11 (Assignments and Subletting) of the Master Lease, this Sublease shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

           (g) Subtenant shall have the right to park at a ratio of 3.4:1000 on Subtenants surface parking lot. Subtenant shall follow Sublandlord's and Landlord's rules and regulations that may be enacted from time to time in accordance with commercially reasonable practices.

           (h) Subtenant shall have the right to affix its logo / sign on the glass display area located in the lobby of the Building in which the Subleased Premises are located. However, Sublandlord and Master Landlord shall have the right to approve such signage prior to Subtenants installation as delineated in Exhibit J. Both Master Landlord and Sublandlord approval shall be granted prior to or at the time of Master Landlord's Consent to this Sublease or Sublandlord's execution of this Sublease, whichever shall be later. Subtenant's sign must be displayed in a manner consistent with Class B buildings and shall not distract from the Class B appearance of Sublandlords lobby.

           (i) Sublandlord shall so long as it continues to occupy one third (33%) of the building continue to operate a dining / cafeteria facility within the building throughout the term of this agreement. The operation of the facility will be consistent with other "like dining center operations" in the Herndon, VA commercial office marketplace.

           (j) Sublandlord will share with Subtenant as a tenant in common (with no cost to Subtenant) the two first floor lobby conference rooms located in the lobby of the building. Subtenant shall abide by Sublandlords rules and regulations regarding the use and occupancy of the conference rooms. Rooms must be scheduled and reserved in advance at least 4 hours prior to their utilization. Sublandlord shall have the right to charge Subtenant for the cleaning of the conference rooms after Subtenants use.

15.        SECURITY DEPOSIT.

           Subtenant has deposited one month's rent in the amount of $23,094.50 (Security Deposit) with Sublandlord to secure Subtenant's performance of its Sublease obligations. If Subtenant defaults, Sublandlord may, after giving five (5) days advance notice to Subtenant, without prejudice to Sublandlord's other remedies, apply part or all of the Security Deposit to cure Subtenant's default. If Sublandlord so uses part or all of the Security Deposit, then Subtenant shall within ten
           (10) days after written demand, pay Sublandlord the amount used to restore the Security Deposit to its original amount. Any unused Security Deposit shall be promptly returned to Subtenant at the termination of this Sublease.

16.        FURNITURE AND EXTERIOR SIGNAGE

           Sublandlord shall provide Subtenant with excess existing office furniture as outlined on the attached "Furniture Exhibit" (See Attached Exhibit "G") for Subtenant's use throughout the term of the Sublease at no cost to Subtenant. Prior to Subtenant's occupancy, Sublandlord, at Sublandlord's sole cost and expense shall remove all furniture not required by Subtenant.

           Sublandlord shall make 70 square feet of space available for Subtenant to install its sign on the building and in the location as delineated per the attached Exhibit "H". Subtenant must comply with all rules and regulations, and governmental codes, restrictions and ordnances relating to the installation of its sign. The exact size, shape, color, and location must be prior approved by Landlord and Sublandlord at their sole and absolute discretion. The installation of the Exterior Signage on the Building, shall be at Subtenant's sole cost and expense. Subtenant is responsible for the manufacture and installation, and removal of its sign at the end of the Sublease term. Subtenant is responsible for obtaining all permits and approvals from all agencies. Subtenant is responsible for the removal of its sign at the end of the Sublease term and the restoration of the building as may be required by the Sublandlord or Landlord.

17.        COMPLIANCE WITH REGULATIONS

           Sublandlord shall comply with all rules, regulations, laws and ordinances as they relate to the Building and its common areas. Subtenant shall comply with all rules, regulations, laws, and ordinances as they relate to its occupancy in the Subleased Premises. Sublandlord shall be responsible for compliance to fire / life safety and ADA rules and regulations within the common areas of the building. Subtenant shall likewise be responsible for its compliance within the Subleased Premises.

18.        QUIET POSSESSION

           The Sublandlord covenants that it has the right to make this Sublease for the terms aforesaid; and, that if Subtenant shall not be default of this Sublease and pay the Rent and perform all of the covenants, terms and conditions of this Sublease to be performed by the Subtenant, the Subtenant shall, during the term hereby created, peaceably and quietly occupy and enjoy the full possession of the Sublease Premises without disturbance by Sublandlord.

        IN WITNESS WHEREOF, the parties have executed this Sublease as of the date set forth above.


SUBLANDLORD:                            NEC AMERICA INC.,
                                        a New York corporation



                                        By
                                           -------------------------------------

                                        Its:
                                             -----------------------------------

SUBTENANT:                              _____________________________ INC.,

                                        a _____________________ corporation



                                        By
                                           -------------------------------------

                                        Its:
                                             -----------------------------------

                                    EXHIBIT A


                           [See Attached Master Lease]

                                    Exhibit B

                         Safety and Security Guidelines

                             14040 PARK CENTER ROAD

                              Rules and Regulations


COMMUNICATION:

           (b) Sub-tenant Contact

Each sub-tenant is asked to provide the Facilities Department with a name of one individual designated as the "Sub-tenant Contact" Any request pertaining to temperature control, maintenance, Security Access Control, parking and any other items should be conveyed from the "Sub-tenant Contact" to the appropriate person in the NECAM Facilities Department.

           (c) KEYS, SIGNS, AND MAIL SERVICE


           (d) Suite Entry Keys

The keys to your office space will be turned over to a designated representative of your firm on the day you are scheduled to move into the facility. The key may be picked up at this facility on the day you are scheduled to move in. For security reasons, you will be required to sign for your keys.

NECAM will have installed one Honeywell access card reader at the entrance to sub-tenants space, and on the stairwell doors leading into sub-tenant space, the cost of any additional Honeywell card readers and installation will be at the expense of Sub-tenant. NECAM will provide sub-tenant with two keys to each door lock initially installed in the premises. Tenants will be charged for all keys and locksets that are not covered in their lease, and for any additional keys. Sub-tenant shall not alter any lock or install security systems, new or additional locks or bolts on any door of their premises, without the consent of the Facilities Department. The Facilities Department will need to have at least three keys to each new lock installed. In addition they will need access to the space in order to; provide security, cleaning services, and for maintenance of the facility. Under no circumstances can any additional locks be put on stairwell doors.

           (e) Suite Entry Signage and Directory Listings

Suite entrance signs and directory listings must be ordered through the Facilities Department. Both require special fabrication and should be ordered a minimum of six (6) weeks before they are needed.

           (f) Mail

The United States Post Office delivers the U.S. Mail to this facility Monday through Friday, except for Federal Government holidays. There is a mailroom on the first floor; all incoming and outgoing mail will be delivered/picked up at that location. Sub-tenant will be assigned a mailbox with their name on it. If you have a large amount of mail entering or leaving the facility you may request a drop off or pickup area at the rear of the mailroom. For your convenience, Federal Express has a pick up at the facility every day at 6:00 pm. You must have your package to the Security Officer at the rear entrance of the facility no later than 5:00pm. Your package must be labeled and ready prior to giving it to the Officer. If there is no label on the package, the Federal Express person will not take the package


           (i) Deliveries

Please notify the Facilities Department when you need the elevators to move bulky materials, office furniture or equipment in or out of the facility, so we may accommodate your schedule. We will need to coordinate the following with you:
      o    Time of the delivery or movement
      o    Method of the movement
      o    Routing of the movement

NECAM shall not be liable for injury or damages to any person or property involved as a result of the sub-tenant deliveries or move-ins.

Materials that may cause discomfort, inconvenience or damages (such as open paint cans, solvents and fuels) are not allowed on the passenger's elevator.

Deliveries of all material, supplies or equipment must enter the facility from the loading dock only and be transported on the service elevator. The Facilities Department must be notified prior to large deliveries.


           (g) Moving Policies and Procedures

We would like for your relocation to our facility to be as smooth as possible. To facilitate your move, we recommend that you review the following rules and regulations with your moving company prior to the day of your arrival.

      o Please contact the Facilities Department to schedule your move-in at least 48 hours in advance. A building engineer must be on site during all move-ins. Engineering staff will be available during the regular business hours (9:00am-6:00pm). In the event that your move extends beyond these hours, the Sub-tenant will be charged for engineering staff at the over time rate.
      o Clean, masonite sections, furnished by the moving company, will be used as protection on all finished floor areas along your move route. The masonite must be at least one-quarter inch thick, 4X8 foot panels in the elevators lobbies and corridors and 32-inch panels through doors and in the sub-tenant spaces. All adjoining sections of masonite must be affixed with masking tape to prohibit rising and sliding.
      o The Facilities Department representative and the moving company personnel will inspect all walls, floors, doorframes, elevators cabs and other areas along the move route before and after the move. The mover must provide and install protective coverings on all walls, doorframes, elevators cabs and other areas that may be subject to damage as described above.
      o Any damage to the building or fixtures caused by the move will be repaired or paid for by sub-tenant. It will be the sub-tenant's responsibility to monitor the moving company's activities within the building as well as following up with them to make necessary repairs or compensation. NECAM shall not be liable for injury or damage to any person or property as a result of Sub-tenant move-in or deliveries.
      o NECAM shall have the right to prescribe the weight and position of heavy equipment or objects, which may over stress any portion of the floor. All damages done to the building by improper placing of such heavy items will be repaired at the sole expense of the responsible sub-sub-tenant. The sub-tenant shall notify the Facilities Department when safes or other heavy equipment or objects are to be taken in or out of the facility
      o The moving company transporting supplies, furniture and or equipment through the building shall secure and present to the Facilities Department a Certificate of Insurance reflecting the following coverage at least twenty-four (24) hours prior to the move-in.

           2. Sub-tenant and Contractors Insurance Requirements


Lincoln Properties must be engaged by sub-tenant to manage Subtenant's contractors, architects, engineers, vendors, etc during any construction in the facility. Prior to the commencement of the lease and prior to any work or other entry to the premises, Sub-tenant shall maintain the following types and amounts of insurance for claims that may arise from or in connection with the lease agreement. Sub-tenant shall also cause all contractors, vendors, movers or anyone entering the premises to perform work, service or delivery (collectively referred to hereafter as "Contractors") to maintain similar coverage for claims that may arise from or in connection with their work on or about the premises.

           1. Workers' Compensation Insurance in compliance with the statutory requirements for the Commonwealth of Virginia, and Employers Liability Insurance with limits of not less than $1,000,000 per accident or disease.

           2. Commercial General Liability Insurance on an occurrence form, with limits of not less than $1,000,000 per occurrence and in the aggregate and $1,000,000 products/completed operations per occurrence and in the aggregate. Such insurance shall provide coverage for bodily injury, personal injury, property damage, advertising injury and broad form contractual coverage for the indemnity obligations stated herein or in the lease. For all claims, loss, damage or cause of action of any kind whatsoever arising out of Sub-tenant's or its Contractor's work or operations on or about the premises, this insurance is Primary, not Contributory, and not in excess of any other insurance maintained by Landlord, Owner and NEC America, Inc.

           3. Auto Liability Insurance, including vehicles owned, hired and non-owned, with a combined single limit of not less than $1,000,000 per accident.

           4. Property Insurance on an "All Risk" form providing coverage for all sub-tenant improvements and equipment, inventory, and other personal property for not less than the full replacement cost value.

           5. Other insurance as may be reasonable and prudent in light of your operations, as determined at the sole discretion of Landlord, Owner or NEC America, Inc.

Such insurance shall be placed with insurers with a Best's rating of not less than A V and must be lawfully authorized to do business in the Commonwealth of Virginia. Sub-tenant shall provide, and shall cause its contractors to provide, a certificate of insurance to Landlord, Owner and NEC America, Inc. evidencing the required insurance coverage set forth above on a standard ACORD form, providing not less than 30 days notice of cancellation or material alteration. Landlord, Owner and NEC America, Inc. shall be named as additional insured under the General Liability and Auto Liability policies. Sub-sub-tenant and its Contractors hereby agree, and shall cause its insurers to agree, to waive its right of recovery and subrogation against Landlord, Owner (Lexington Properties) and NEC America, Inc. for any and all claims, loss or damage under the Workers' Compensation Insurance and Property Insurance policies.


           3.     Indemnity and Hold Harmless


Sub-tenant and its Contractors shall indemnify, defend and hold harmless Landlord, Owner and NEC America, Inc. from and against all claims, loss, damage or cause of action of any kind whatsoever arising in any manner out of sub-tenant's or its Contractor's work or operations on or about the premises.

Further, sub-tenant and its Contractors shall be responsible for any and all damages and losses to tools, equipment, etc. utilized in the performance of work or operations on or about the premises. Sub-tenant and its Contractors shall also be responsible for any assumption of liability in the performance of work or operations or under performance of the act of moving.

All in house moves involving elevators or common areas shall comply with the above rules.

           (a)    Soliciting

           (b) There is no soliciting in the 14040 Park Center Road Building. If someone is soliciting your office suite, please contact the Security Officer at 703-834-4840 immediately and provide him or her with a description of the individual. We will act quickly to have them escorted from the property.



SMOKING POLICY

It is the practice of the Landlord and NECAM to comply with the rights of all Tenants and provide a safe, healthy, and productive work environment in accordance with city and/or state ordinances and/or laws. One way in which this will be accomplished is through ongoing efforts to accommodate non-smokers and assist smokers to comply with the smoking restrictions.

PROHIBITED SMOKING AREAS

The building is a smoke free building. Smoking is not permitted any where in the building or in the entrances to the building.

DESIGNATED SMOKING AREAS

There is a designated smoking area at the rear of the patio near the rear entrance of the facility. Smoking is not permitted in any other area outside, other than the rear parking lot. Smokers cannot light up until they are in the designated smoking areas.

SECURITY

Security Staff is on site from 7:00am-11:00pm seven days a week. The officers are trained to respond to all kinds of emergencies, (First Aid, CPR and AED) as well as provide a watchful presence. The officers are stationed on the first floor. Our building uses multiple entry control devices at various department doors and labs to insure that only authorized personnel are allowed in. Entry is for all authorized personnel based upon time, day, weekend, and holiday access. If you need to have access to the facility after hours and your card does not work, you will need to provide written notice to the Security Office 24 hours prior to being allowed in the facility. If you do not have access you will not be allowed in.

I.D. BADGES/ACCESS CARDS

I.D. Badges/Access cards are required for controlled entry areas, the tenants' photo identification badges is their access badge. These are being issued through the Security Department. Each Sub-tenant must complete a form for every employee/contractor that indicates his or her approved access times to the facility. Please designate one person from your organization that is responsible for approving access times.

VISITOR ACCESS

Vendors and visitors are required to sign in at the main lobby and obtain a visitor badge from the Security Personnel; the Security Officer will call your party. Visitors are required to be escorted by an employee of the sub-tenant. A temporary visitor badge will be issued and must be worn at all times. All vendors are required to be escorted at all times. When the visitor leaves, they must return to the main lobby security desk and sign out and return the visitor badge. Please keep an updated employee list at the front desk (for Security use only).

           (c) Hazardous Material

The use of oil, gas or other flammable liquids for any reason is expressly prohibited. Explosives or other articles deemed hazardous should not be brought into the building. The Sub-tenant shall not do or permit anything to be done in or about the facility, or bring or keep anything therein that may in any way increase the rate of fire or other insurance on the building.

                  (i)

                  (ii) Heating and Air Conditioning

Tenants shall not use any method of heating (such as space heaters), fans or air conditioning other than that supplied by the NECAM.

                  (iii) Ingress/Egress

Sidewalks, doorways, vestibules, halls, stairways or similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by the sub-tenant or its offices, agents, contractors and employees, or used for any purpose other than ingress and egress to and from the leased premises.

Sub-tenant agrees to allow semi-annual inspections of their space in anticipation of tours inspections by fire-marshalls, insurance inspectors, landlord and agree to make any recommended corrections/changes, etc.

           (d) Rubbish Removal

The Sub-tenant shall store all its trash and garbage within its premises. The Sub-tenant shall not place in any trash box or receptacle any materials that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with reasonable directions issued from time to time by NECAM.

           (e) Recycling Program

A voluntary wastepaper-recycling program has been started at this facility, each employee will be issued a Desk Collection Unit for the collection of white paper only. Simply place the unit within arm's reach and place any white office paper into it. Note that not all office paper is recyclable under the program if you're in doubt throw it out.

Aluminum cans are collected in containers marked accordingly. A collection container will be placed in the break room. Cans are taken to the local fire department, proceeds from the sale of the cans are used to help children who are burn victims.

PLUMBING FIXTURES

Plumbing fixtures and appliances shall be used for the purpose that they were intended. No unsuitable material shall be placed therein.

           (f)

           (g) Seasonal Decorations

Christmas trees set up in the facility shall be in conformance with the following specifications:
      1.   NO live trees are to be used in the facility.
      2. Artificial trees must be placed so they do not in any way block an exit door, nor obscure an exit sign.
      3.   Only decorations of non-flammable materials are to be used.
      4. Electric wiring shall not be used on metallic trees. Metallic trees may be illuminated by use of a spotlight placed a safe distance away.
      5. Any electric lights used on a tree must conform to local electric code and be U.L. approved.
      6. All artificial trees must be flameproof to the satisfaction of the Fairfax County Fire Marshal.
      7.   Use of candles or flame decorations is prohibited.

           (h) Security Systems

If Sub-tenant requires burglar alarms or similar services it shall first obtain permission, and comply with, NECAM's's instructions for their installation.

           (i) Sub-tenant Construction

Except as approved by the Landlord, Sub-tenant shall not unreasonably mark, drive nails, screw or drill into partitions, woodwork, drywall or in any way deface the premises. Sub-tenant shall not cut nor bore holes for wires without the Landlords consent. Such consent shall not be unreasonably withheld. Sub-tenant shall not affix any floor or wall coverings to floor or walls of premises in any manner except as approved by the Landlord. Sub-tenant shall repair any damages resulting from noncompliance with this rule.

           FIRE ALARM PROCEDURES

           The NECAM HAS THE RIGHT TO EVACUATE THE FACILITY IN THE EVENT
OF A FIRE ALARM OR EMERGENCY OR FOR RANDOM FIRE/EVACUATION TEST DRILLS. AT NO TIME WILL A SUB-TENANT HAVE THE RIGHT TO EVACUATE THE FACILITY WITHOUT THE CONSENT OF THE FACILITY DEPARTMENT.



           (j) Windows and Doors

No signs, directories, posters, advertising, or notices shall be painted or affixed on or to any window or door, or in corridors or other parts of the building. Exceptions shall be made by the Facilities Department in writing for prior approval. No additional signs shall be posted without the Facilities Departments written consent to location and form, and the cost of preparing and posting such sign shall be borne solely by the Sub-tenant. The NECAM shall have the right to remove all unapproved signage without notice to the Sub-tenant, at the Tenants expense.

           (k) After-Hours Maintenance

For emergency service after 5:00pm, on holidays and on weekends, please contact the Facilities Department at 703-856-4912. they will have the appropriate engineer respond.

           (l) Additional Maintenance Services

The Facilities Department can assist in providing special services for your firm as may be required for an additional cost. These services include, but are not limited to: special cleaning, extra trash removal, non-building standard light bulb replacement, and electrical repairs out side of the building standards.

           (m) Cleaning Services

The janitorial cleaning contractor for the 14040 Park Center Rd. Facility performs nightly cleaning in the building between the hours of 6:00p.m.-10:00p.m., Monday through Friday. The cleaning crew is supervised at all times and all employees must be in uniforms.

           (n) Noise

Sub-tenant shall not cause or permit any improper noises in the facility.

           (o) Smoking Policy

THERE IS TO BE NO SMOKING IN THIS FACILITY AT ALL TIMES.
For the convenience of those who wish to smoke, Facilities has placed smoking urns on the patio in the smoking area. Smoking is not permitted at or near the doorway or air intake vents. The front entrance of the building is not a designated smoking area.

ITEMS THAT ARE NOT ALLOWED IN THE FACILITY

      o No animals shall be brought in or kept in the facility or on facility grounds.

      o No machinery of any kind, other than ordinary office machines such as copy machines, typewriters and PC'S shall be operated in the leased premises.

      o    No Flammable or explosive fluids or substance.

      o    No space heaters, fans, coffee makers.

      o    No bicycles, motorcycles or similar vehicles will be allowed.

      o The Sub-tenant will not place vending machines or dispensing machines of any kind in leased premises but may supply vending machines within its Sublease Premises so long as the placing of such does not violate any exclusivity rights granted unto other vendors.

      o Making changes or alterations to any portion of the building without the Landlord's prior written approval, which may be given on such conditions as Landlord may elect. Contractors and/or workmen approved by the Landlord shall do all such work. All work will be done under the supervision of Lincoln Properties.

      o    No portion of this facility shall be used as lodging rooms.

      o No canvassing, soliciting and peddling in the building or on the property.

           (p) Amenities

CAFETERIA

The NEC Cafe is located on the first floor. There are indoor and outdoor dining areas available. It opens up to the landscaped courtyard and parking area. Breakfast and lunch are available Monday-Friday from 7:00a.m. to 1:30p.m.

No food or drinks shall be distributed from Sub-tenant's offices without the prior written approval of the Facility Department. Vending services will be provided by tenant. Parking Parking in parking lots is limited to one car per space, and only for vehicles with current tags and registrations. Under no circumstances are any vehicles to be stored in the parking lot. If a car must be left in the parking lot overnight, security should be apprised and keys to the vehicle given to security in the event of an emergency. If any sub-tenant vehicles need to be towed from the parking lot in order to make any repairs to the parking areas that sub-tenant was notified of in advance, the expense will be bourne by sub-tenant.

SUMMARY

These Rules and Regulations are in addition to, and shall not be construed to in any way modified or armed, in whole or in part, the terms, covenants, agreements and conditions of any lease of any office space in this facility. NECAM reserves the right to rescind any of these rules and make further rules and regulations as they see fit for the operation of the building. Subtenant shall be bound by these rules as soon as sub-tenant takes possession of the space for purposes of improving the space.

                              2004 HOLIDAY SCHEDULE

               No Services will be provided on the following days:



New Year's Day

President's Day

Memorial Day

July 5th

Labor Day

Thanksgiving Day

Day After Thanksgiving

Christmas Eve

New Year's Eve Day

                                    Exhibit C

           (i) CONSTRUCTION AND MOVE RULES AND REGULATIONS

1. Subtenant and/or the general contractor will supply the Sublandlord and the Property Manager with copies of all permits prior to the start of any construction activities .



2. Prior to the commencement of any construction activities, Subtenant must provide to Sublandlord and Property manager for their approval copies of Construction Documents, the name of the General Contractor, The Contractor's subs, and a copy of the contract between the General Contractor and the Subtenant. At the completion of the contract, Subtenant shall provide Sublandlord and Property Manager with a final set of completed construction documents.



3. Subtenant and/or the general contractor will post applicable permits on a wall of the construction site while work is being performed.



4. Public area corridor, and carpet, is to be protected by plastic runners or a series of walk-off mats from the elevator to the suite under reconstruction.



5. Contractors will remove their trash and debris daily, or as often as necessary to maintain cleanliness in the building. Building trash containers are not to be used for construction debris. Sublandlord reserves the right to bill Subtenant for any cost incurred to clean up debris left by the general contractor or any subcontractor. Further, the building staff is instructed to hold the driver's license of any employee of the contractor while using the freight elevator to ensure that all debris is removed from the elevator.



6. No utilities (electricity, water, gas, plumbing) or services to the Subtenants are to be cut off or interrupted without first having requested, in writing, and secured, in writing, the permission of the Sublandlord.



7. No electrical services are to be put on the emergency circuit, without specific written approval from the Sublandlord.

8. Sublandlord will be notified of all work schedules of all workers on the site and will be notified, in writing, of names of those who may be working in the building after "normal" business hours. At Sublandlord's discretion additional security might be necessary for Subtenants after hours work, in such event Subtenant shall reimburse Sublandlord for the cost of after-hours security.



9. Passenger elevators shall not be used for moving building materials and shall not be used for construction personnel except in the event of an emergency. The designated freight elevator is the only elevator to be used for moving materials and construction personnel. This elevator may be used only when it is completely protected as determined by Sublandlord building engineer.



10. Contractors or personnel will use loading dock area for all deliveries and will not use loading dock for vehicle parking.



11. Contractors will be responsible for daily removal of waste foods, milk and soft drink containers, etc. to dumpster and will not use any building trash receptacles but trash receptacles supplied by them.



12. No building materials are to enter the building by way of main lobby, and no materials are to be stored in any lobbies at any time.



13. Construction personnel are not to eat in the lobby or in front of building nor are they to congregate in the lobby or in front of building.



14. Sublandlord is to be contacted by Subtenant when work is completed for inspection. All damage to building will be the responsibility of Subtenant.



15. All key access, fire alarm work, or interruption of security hours must be arranged with the Sublandlord 's building engineer.



16.   There will be no radios allowed on job site.



17.   All workers are required to wear a shirt, shoes, and full-length trousers.

18. Protection of hallway carpets, wall coverings, and elevators from damage with Masonite board, carpet, cardboard, or pads are required.



19. Public spaces -- corridors, elevators, bathrooms, lobby, etc. -- must be cleaned immediately after use. Construction debris or materials found in public areas will be removed at Subtenant's cost.



20. There will be no smoking, eating, or open food containers in the elevators, carpeted areas or public lobbies.



21.   There will be no yelling or loud or boisterous activities.



22. All construction materials or debris must be stored within the project confines or in an approved lock-up area.



23. There will be no alcohol or controlled substances allowed or tolerated anywhere on or in the property.



24. The general contractor and Subtenant shall be responsible for all loss of their materials and tools and shall hold Sublandlord harmless for such loss and from any damages or claims resulting from the work.


25. Lincoln Properties must be engaged by Subtenant to manage any construction in the facility.

26. Prior to the commencement of the lease and prior to any work or other entry to the premises, Subtenant shall maintain the following types and amounts of insurance for claims that may arise from or in connection with the lease agreement. Subtenant shall also cause all contractors, vendors, movers or anyone entering the premises to perform work, service or delivery (collectively referred to hereafter as "Contractors") to maintain similar coverage for claims that may arise from or in connection with their work on or about the premises.

27.   Intentionally Deleted.

28.   Intentionally Deleted.

29.   Intentionally Deleted

30.   Intentionally Deleted

31.   Intentionally Deleted.

32.   Intentionally Deleted 33. Intentionally Deleted

34. Further, Subtenant and its Contractors shall be responsible for any and all damages and losses to tools, equipment, etc. utilized in the performance of work or operations on or about the premises. Subtenant and its Contractors shall also be responsible for any assumption of liability in the performance of work or operations or under performance of the act of moving.

35. All in house moves involving elevators or common areas shall comply with the above rules.

         Exhibit "D" Demised Premises

                  Exhibit "E" Amortization of Excess Improvements

         Exhibit "F" Subtenants Space Plan

Exhibit"H" Signage







         [GRAPHIC OMITTED][GRAPHIC OMITTED]

         Exhibit J- Lobby Signage